September 25, 2012

KEYW Announces Pricing of Public Offering of Common Stock

HANOVER, Md., Sept. 25, 2012 (GLOBE NEWSWIRE) -- The KEYW Holding Corporation (Nasdaq:KEYW) today announced the pricing of an underwritten public offering of 7,400,000 shares of its common stock at a price to the public of $11.75 per share, before underwriting discounts and commissions. The Company also granted the underwriters a 30-day option to purchase up to an additional 1,110,000 shares of common stock. All of the shares are being offered by the Company. The offering is expected to close on or about September 28, 2012, subject to customary closing conditions.

RBC Capital Markets is acting as sole book-running manager for the offering. Dominick & Dominick LLC, FBR and Noble Financial Capital Markets are acting as co-managers for the proposed offering.

The Company intends to use the net proceeds of the offering to (i) to pay down a portion of outstanding indebtedness under its asset backed credit facility with Bank of America, N.A. and (ii) to pay a portion of the purchase price for its pending acquisition of Poole & Associates Inc. The Company anticipates funding the remaining portion of the cash consideration payable in connection with its pending acquisition of Poole, as well as the cash consideration payable in connection with its pending acquisition of Sensage, Inc. through credit facility borrowings. The acquisitions are subject to customary conditions, and if they are not completed, the Company will use the net proceeds of the offering for working capital, capital expenditures and other general corporate purposes, including potential future acquisitions.

The securities described above are being offered by the Company pursuant to a shelf registration statement previously filed with and declared effective by the U.S. Securities and Exchange Commission. A copy of the final prospectus related to the offering may be obtained from RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, New York, NY 10281, Attention: Equity Syndicate, Phone: 877-822-4089.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About KEYW: KEYW provides agile cyber superiority, cybersecurity, and geospatial intelligence solutions primarily for U.S. Government intelligence and defense customers. We create our solutions by combining our services and expertise with hardware, software, and proprietary technology to meet our customers' requirements. For more information contact KEYW Corporation, 7740 Milestone Parkway, Suite 400, Hanover, Maryland 21076; Phone 443-733-1600; Fax 443-733-1601; E-mail investors@keywcorp.com.

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Forward-Looking Statements: Statements made in this press release that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to statements about our future expectations, plans and prospects, including statements regarding our proposed offering of shares of common stock, the expected terms of such offering and the pending Poole and Sensage acquisitions, and the expected use of proceeds of such offering, and other statements containing the words "estimates," "believes," "anticipates," "plans," "expects," "will," "potential," "opportunities" and similar expressions. Our actual results, performance or achievements or industry results may differ materially from those expressed or implied in these forward-looking statements. These statements involve numerous risks and uncertainties, including but not limited to those risk factors set forth in our Annual Report on Form 10-K, dated and filed March 15, 2012 with the Securities and Exchange Commission (SEC) as required under the Securities Act of 1934, and other filings that we make with the SEC from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. KEYW is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT: Chris Donaghey

443-733-1600

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